Exhibit (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings "Financial Highlights" and "Custodian, Counsel and Independent Registered Public Accounting Firm" in this Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A for the Kobren Growth Fund.

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings "Financial Highlights" and "Custodian, Counsel and Independent Registered Public Accounting Firm" in this Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A for the Delphi Value Fund.

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2006